Exhibit 99.1

May 10, 2017

CONFIDENTIAL

Conagra Brands, Inc.

222 Merchandise Mart Plaza, Suite 1300

Chicago, IL 60654

Attention: Corporate Secretary

JANA Partners LLC

767 Fifth Avenue, 8th Floor

New York, New York 10153

Attention: Legal Department

Re:	Conagra / JANA Cooperation Agreement – Extension of Standstill Period

Reference is made to that certain Amended and Restated Cooperation Agreement (the “Agreement”), dated May 27, 2016, between JANA Partners LLC (“JANA”) and Conagra Brands, Inc. (formerly known as ConAgra Foods, Inc.) (the “Company”). All capitalized terms used but not otherwise defined herein shall have the meanings given in the Agreement.

Each of the parties hereto acknowledges and agrees that:

1.	the Company intends to include each of Bradley Alford and Thomas Dickson (the “JANA Designees”) on the Company’s slate of director nominees for the 2017 annual meeting of stockholders of the Company;

2.	JANA and the JANA Designees have each agreed in advance to the inclusion of each of the JANA Designees on the Company’s slate of director nominees for the 2017 annual meeting of stockholders of the Company; and

3.	the Standstill Period, and accordingly, the Agreement, will be automatically extended as provided in Section 3(d) of the Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principals of conflict of law or choice of law.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

CONAGRA BRANDS, INC.	JANA PARTNERS LLC

/s/ Colleen Batcheler	/s/ Charles Penner
Colleen Batcheler	Charles Penner
Executive Vice President, General Counsel &	Partner and CLO
Corporate Secretary

JANA DESIGNEE	JANA DESIGNEE

/s/ Bradley A. Alford	/s/ Thomas Dickson
Bradley A. Alford	Thomas Dickson